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                                                                    EXHIBIT 10.6

                                                       ADOPTED SEPTEMBER 3, 2001


                                  AMENDMENT OF
                           COMPAQ COMPUTER CORPORATION
                           1989 EQUITY INCENTIVE PLAN


RESOLVED, that pursuant to Section 11 of the Compaq Computer Corporation 1989 Equity Incentive Plan (the "Plan"), the Plan is amended effective as of September 4, 2001, as follows:


7. Section 2(m) of the Plan is hereby deleted in its entirety and the subsequent section are renumbered accordingly.

8.       The last sentence of Section 6(c) of the Plan is hereby deleted.

9. Section 9(a)(i) of the Plan is hereby amended by adding the following proviso to the first sentence thereof:

                           ; provided, however, that if, within one year following a Change in Control, the Participant's employment is terminated in a Qualifying Termination (as defined in subparagraph (v) below), the Participant shall have the right to exercise any outstanding Option or Stock Appreciation Right until the earlier of (A) the third anniversary of such termination of employment (in the case of Options or Stock Appreciation Rights granted prior to September 1, 2001) or the first anniversary of the effective date of such Qualifying Termination (in the case of Options or Stock Appreciation Rights granted on or after September 1, 2001 and prior to the Change in Control) or (B) the date such Option or Stock Appreciation Right would have expired had it not been for such termination of employment.

10. Section 9(a)(iii) of the Plan is hereby amended by deleting the words "not subject to Section 16 of the Exchange Act" in clause (b) thereof.

11. Section 9 of the Plan is hereby amended by adding the following new subparagraph (9)(a)(v), to read as follows:

                           For purposes of subparagraph (a)(i) above, the term "Qualifying Termination" shall have the meaning ascribed to such term in the Participant's individual employment or severance agreement with the Company or its Affiliates. If the Participant is not a party to an individual employment or severance agreement with the Company or its Affiliates, the term "Qualifying Termination" shall have the meaning ascribed to the term "Qualified Termination" in the Compaq Computer Corporation employee severance plan, as may be amended from time to time, in which such Participant is eligible to participate.
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12.      Section 10(a) of the Plan is hereby amended in its entirety to read as follows:

         (a) Immediate Vesting

                           Notwithstanding any other provision of the Plan to the contrary, (1) all Awards granted prior to September 1, 2001 shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award upon a Change in Control and (2) all Awards granted on or after September 1, 2001 shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award, upon a Qualifying Termination (as defined in Section 9(a)(v)) within one year following a Change in Control.

13. The sixth paragraph of Appendix A to the Plan is hereby amended by adding the following proviso at the end thereof:*

                           ; provided, however, that if, within one year following a Change in Control, the optionee's employment is terminated in a Qualifying Termination (as defined in Section 9(a)(v) of the Plan), the optionee shall have the right to exercise any outstanding Option until the earlier of (A) the third anniversary of such termination of employment or (B) the date such Option would have expired had it not been for such termination of employment.

14. For purposes of (1) Awards granted on or after September 1, 2001, (2) applying the provision of Section 10(a)(1) to Awards (other than Options and Stock Appreciation Rights) granted prior to September 1, 2001, and (3) applying the provisos of Section 9(a)(i) and the sixth paragraph of Appendix A to all Options and Stock Appreciation Rights under the Plan, whenever granted, the definition of Change in Control set forth in Section 10(b) of the Plan shall be revised by substituting the phrase "a merger or consolidation of the Company with any other corporation is consummated" for the phrase "the stockholders of the Company approve a merger or consolidation of the Company with any other corporation" in clause (iii) of said Section 10(b).

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*    Similar amendment, as appropriate, for Digital conversion options.